SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

                           CHECK THE APPROPRIATE BOX:

                         [_] PRELIMINARY PROXY STATEMENT

                         [X] DEFINITIVE PROXY STATEMENT

                       [_] DEFINITIVE ADDITIONAL MATERIALS

        [_] SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE14A-12

     [_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14A-6(C)(2))

                         STREAMEDIA COMMUNICATIONS, INC.
 -------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 -------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

  [_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

      (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

      -------------------------------------------------------------------

      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

      -------------------------------------------------------------------

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING
              FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     ----------------------------------------------------------------------

              (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

    -----------------------------------------------------------------------

                              (5) TOTAL FEE PAID:

    -----------------------------------------------------------------------

               [_] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[_] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER,
               OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)  AMOUNT PREVIOUSLY PAID: ___________________________________________

(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.: ________________________

(3)  FILING PARTY: ______________________________________________________

(4)  DATE FILED: ________________________________________________________

                         STREAMEDIA COMMUNICATIONS, INC.
                         244 West 54th Street, 7th Floor
                               New York, NY 10019

                  ---------------------------------------------

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE

                            HELD ON OCTOBER 27, 2000

                 ----------------------------------------------

To the Stockholders of Streamedia Communications, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Streamedia Communications, Inc. (the "Company") will be held at the offices of the Company, located at 244 West 54th St., 7th Floor, New York, NY 10019, on October 27, 2000, at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To approve and ratify the issuance and sale of the Company's common stock, par value $0.001 per share, which could potentially result in the new investors owning approximately 36.1%(1) of our outstanding Common Stock.

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Your attention is directed to the attached Proxy Statement accompanying this Notice which more fully describes the foregoing proposals.

The Board of Directors has fixed the close of business on September 26, 2000, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Shares can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy.

The officers and directors of the Company cordially invite you to attend the Meeting. However, to ensure your representation at the Meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.




--------------------
(1) Assuming the maximum offering is sold and the remaining shares to be sold close at a price of $1.20 per share with a 10% discount.

                                             By Order of the Board of Directors,


                                            /s/ JAMES RUPP
                                            -----------------------------------
                                                James Rupp
                                            Director and Chief Executive Officer

New York, New York
September 27, 2000

--------------------------------------------------------------------------------
STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

--------------------------------------------------------------------------------

                         STREAMEDIA COMMUNICATIONS, INC.
                         244 West 54th Street, 7th Floor
                               New York, NY 10019
                                 (212) 445-1700

This Proxy Statement and the accompanying proxy are furnished to the holders of Common Stock, par value $0.001 per share ("Common Stock"), of Streamedia Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Special Meeting of Stockholders to be held at the offices of the Company, located at 244 West 54th St., 7th Floor, New York, NY 10019, New York, NY, on October 27, 2000, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting") (all holders of Common Stock entitled to vote at the Special Meeting are referred to herein collectively as the "Stockholders"). THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

The purpose of the Meeting will be to consider and vote upon the following proposals:

     1. To approve and ratify the issuance and sale of the Company's common stock, par value $0.001 per share ("Common Stock"), which could potentially result in the new investors owning approximately 36.1% of our outstanding Common Stock.(2)

     2. To transact such other business as may properly come before the Meeting.


This Proxy Statement, together with the Notice of Special Meeting of Stockholders and the accompanying proxy card, is being first mailed to Stockholders on or about October 7, 2000.

     The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Meeting will be borne by the Company.

                          VOTING RIGHTS AND PROCEDURES


--------------------
(2) Assuming the maximum offering is sold and the remaining shares to be sold close at a price of $1.20 per share with a 10% discount.

     Only Stockholders of record as of the close of business on September 26, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were issued and outstanding: 4,730,044 shares of Common Stock. Each holder of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter to be considered at the Meeting. As of the Record Date, all issued and outstanding shares of Common Stock represented a total of 4,730,044 votes.

     The holders of a majority of the voting power of all issued and outstanding shares of the Company's capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Meeting. Treasury shares, if any, will not be voted and are not counted in determining the number of outstanding shares for voting purposes.

     The affirmative vote of the Stockholders having a majority of the voting power of all shares present, in person or by proxy, and entitled to vote at the Meeting, voting as a single class, is required to approve and ratify the Private Placement Proposal.

     Abstentions and "broker non-votes" (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as present for purposes of determining the presence of a quorum for the transaction of business at the Meeting. Abstentions on a matter will be treated as present on such a matter and, accordingly, will have the same effect as votes against the Private Placement Proposal. Broker non-votes on a matter will not be treated as present on such matter and, accordingly, will have no effect on the outcome of the Private Placement Proposal.

     If a proxy card is properly signed and returned to the Company at or prior to the Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted at the Meeting in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Meeting without voting instructions, it will be voted "FOR" the Private Placement Proposal. If any other matters are properly presented at the Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

     Any Stockholder may revoke a proxy at any time before it is exercised, either by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of the record date, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the

Company, (c) each of the executive officers of the Company required to be disclosed pursuant to Item 403(b) of Regulation S-B, and (d) all directors and executive officers of the Company as a group.

NAME AND ADDRESS OF                 AMOUNT OF BENEFICIAL      PERCENT OF
BENEFICIAL OWNER                    OWNERSHIP (1)             CLASS (1) (2)
-------------------                 --------------------      ----------------
James D. Rupp                              1,155,000                24.42%
200 Walter Avenue
Hasbrouck Heights, NJ 07604

Gayle Essary                               1,427,500                30.18%
5605 Woodview
Austin, TX 78756

Capital Markets Communications             300,000                   6.34%
Corp.
287-101 Kinderkamack Rd., #190
Oradell, NJ 07649

Nicholas Malino                            150,000                   3.17%
250 W. 90th St., #PH2A
New York, NY 10024

David Simonetti                            67,500                    1.43%
2455 East Sunrise Blvd.
Ft. Lauderdale, FL 33304

Henry Seigel                               0                           0
205 West 57th St.
New York, NY 10019

Robert Wussler                             0                           0
7904 Sandalfoot Dr.
Potomac, MD 20854

Robert Shuey, III                          0                           0
5910 North Centray Expressway
Suite 1480
Dallas, TX 75206

James Schroeder                            0                           0
143 Cambridge Avenue
Garden City, NY 11530
--------------------------------------------------------------------------------
All Officers and Directors                 3,100,000                   65.54%
as a Group

(1) The Shares set forth on this chart do not include (i) the 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold in the August 24, 1999, private placement; (ii) the 1,240,000 shares issuable and outstanding upon the exercise of the warrants included in the units sold in the Company's initial public offering on December 22, 1999;
     (iii) the 160,000 underwriter's warrants from the Company's initial public offering; and (iv) the options issued under the 1999 stock option plan.

(2) Certain of the Shares listed above are owned indirectly by entities substantially controlled by principal Stockholders of the Company. Of the total Shares owned by Mr. Rupp, 1,050,000 Shares are owned through his 100% ownership in Web2Ventures, L.L.C., and 105,000 Shares are owned through his 35% ownership interest of Web2Ventures, L.L.C., in Capital Markets Communications Corporation. Of the total Shares owned by Mr. Essary, 590,000 Shares are owned by him directly, and 360,000 Shares are owned by IRI, Inc., of which he has been given voting power over by the Board of Directors of IRI, Inc. The remaining shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares. Capital Markets Communications Corporation is controlled by Mr. Rupp and Mr. Essary. Mr. Simonetti's Shares are owned through Projix Corporation, a company of which Mr. Simonetti is the 90% owner.

In addition, certain officers and directors have been granted the right to acquire additional shares, so long as they remain in their positions as directors, and have been issued options pursuant to the 1999 Stock Option Plan. Mr. Malino has the right to earn an additional 45,000 Shares upon the achievement of certain business objectives to be determined by the compensation committee of the Board of Directors. Mr. Malino was issued 63,000 stock options. Mr. Simonetti was issued 10,000 options, all of which have vested. Mr. Siegel has the right to acquire 40,000 stock options and Mr. Wussler has the right to acquire 40,000 stock options. Mr. Schroeder was issued 25,000 options for his services as a consultant to the Company. None of these options are represented on the previous principal Stockholder chart.

                                   PROPOSAL 1
                        APPROVAL AND RATIFICATION OF THE
                           PRIVATE PLACEMENT PROPOSAL

     The Company is seeking Stockholder approval and ratification, for the purpose of rule 4310(c)(25)(G)(i)(d)(2) of the Nasdaq Stock Market, Inc. ("Nasdaq"), in connection with the Company's issuance and sale of 20% or more of the Common Stock and 20% or more of the Company's voting power in connection with the private placement of shares of Common Stock, including the issuance of any securities of the Company as dividends on or otherwise in respect of the Common Stock in accordance with the terms thereof. The issuance of the Common Stock could potentially result in the new investors owning approximately 36.1% of our Common Stock.(3)

     The following is a summary of the terms of the proposed private sale of the Company's Common Stock. This is provided for informational purposes to our shareholders in connection with this proxy and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

Summary

     The Company is offering for sale a minimum of $1,000,000 of Shares of Common Stock and a maximum of up to $3,000,000 of Shares of Common Stock. The securities are offered pursuant to Regulation D, Rule 506 under the Securities Act of 1933, as amended (the "Act"), and have not, or in the case of proposed sales, will not be registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Each Share of Common Stock to be sold will have a purchase price equal to the lesser of $2.00 per Share or a 20% discount to the closing bid price per Share, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of each Closing of the Offering. If the Closing bid price per Share, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of any Closing is less than $1.50 per Share, the purchase price will be equal to the lesser of $1.20 per Share or a 10% discount to the Closing bid price per Share, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of such Closing. If the Closing bid price per Share, as reported on the Nasdaq SmallCap Market, is more than $2.75 per Share on the day immediately preceding the date of any Closing, the purchase price will be equal to a 25% discount to the Closing bid price per Share, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of any such Closing.

On June 27, 2000, the Company's Board unanimously approved the private placement offering described herein.


--------------------
(3) Assuming the maximum offering is sold and the remaining shares to be sold close at a price of $1.20 per share with a 10% discount.

Reason For Request For Ratification

     The Common Stock is listed on the Nasdaq SmallCap Market. Nasdaq Rule 4310(c)(25)(G)(i)(d)(2) (the "Nasdaq 20% Rule") requires stockholder approval prior to the issuance of designated securities under certain circumstances, including in connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Under Nasdaq Rule 4310(c)(25)(G)(vi), the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

On September 7, 2000, the Company accepted subscriptions for 940,000 Shares of Common Stock with net proceeds to the Company of $1,128,000. The Company proposes to offer the remaining $1,872,000 of Shares of Common Stock. In the event the full amount of shares are sold, the Company will have sold approximately 36.1% of its shares of voting stock pursuant to the private placement. As a result, the Company is required to seek ratification from its shareholders pursuant to the Nasdaq 20% Rule.

Other Terms of the Transaction

     Corporate Governance. Pursuant to the Offering Document, the Company's Board will be expanded at the first Closing from eight persons to nine persons, and the Placement Agent in the private placement will appoint one designee to the Board.

     Registration Rights. The Company is obligated to use its reasonable "best efforts" to file with the SEC, within forty-five (45) days following the final Closing, a registration statement on Form S-3 (or such other form as applicable) registering the resale of the Shares of Common Stock and the Shares of Common Stock issuable upon the exercise of the Investment Banking Warrants (collectively, the "Registrable Securities") to be issued to the Placement Agent. In addition, the Company has agreed, at the Company's expense, to keep such registration statement current until the earlier of eighteen months or such time as all of the Registrable Securities are freely tradable under the Securities Act. However, in the event the Company obtains a duly executed and binding letter of intent to enter into a merger agreement within the forty-five
(45) days following the final Closing, the filing of the registration statement on Form S-3 (or such other form as applicable) registering the resale of the Registrable Securities shall be required to be filed within thirty (30) days following the closing of such merger (the "Merger"). In the event the Company is unable to file or maintain such a registration statement within the 45 days of the final Closing or within 30 days of the closing of the Merger (as applicable), the holders of the Shares of Common Stock sold in the private placement will be entitled to receive such additional number of shares of Common Stock as shall be equal to 10% of the aggregate number of Shares of Common Stock purchased by each such holder in the private placement.

     Transaction Fee. The Company has agreed to pay the Placement Agent a cash commission equal to 8.5% of the aggregate purchase price of the Shares sold in the private placement (the Placement Agent Fee). The Company shall pay the Placement Agent a non-accountable expense allowance equal to 1.5% of the aggregate purchase price of the Shares sold in the private placement (the Expense Allowance), plus the reasonable professional fees, anticipated to be no more than $50,000, and the actual disbursements of counsel to the Placement Agent (the Counsel Fees). In addition, the Company will issue to the Placement Agent up to 400,000 warrants (Investment Banking Warrants) upon certain conditions, each entitling the Placement Agent to purchase one (1) Share of the Company's Common Stock at an exercise price equal to the closing bid price per share, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of the first Closing, which shall be exercisable at any time for five (5) years from the date of the final Closing. The Investment Banking Warrants shall be issued to the Placement Agent at the final Closing of the Private Placement.

Impact of the Private Placement on Existing Stockholders

     The Company's existing Common Stockholders will have rights which are equal to those of the new holders of our Common Stock. Stockholders should consider the following factors in determining whether to vote for the Private Placement
Proposal:

     Stockholders are subject to the risk of substantial dilution to their interests which will result from the issuance of shares of Common Stock. As a result of the issuance of such Common Stock, the current Stockholders will own a smaller percentage of the outstanding Common Stock of the Company.

     The Company will issue to the Placement Agent up to 400,000 Investment Banking Warrants, upon certain conditions, each entitling the Placement Agent to purchase one (1) Share of the Company's Common Stock at an exercise price equal to the closing bid price per Share of the Company's Common Stock, as reported on the Nasdaq SmallCap Market, on the day immediately preceding the date of the first Closing, which shall be exercisable at any time for five (5) years from the date of the final Closing.

Potential Dilution to Current Shareholders

     The following chart sets forth the potential dilutive effect which could result from the sale of $3,000,000 worth of Shares of Common Stock as described in this Proposal 1:

                                                            Potential Dilution
                                        --------------------------------------------------------------
                                            Number of Shares           Percent of Beneficial Ownership
                                                                        After Proposal 1 Offering (1)
                                        ---------------------          -------------------------------

Common Stock issued                           4,730,044                            63.9%
and outstanding as of
August 10, 2000

Total Common Shares  issuable                 2,673,333                            36.1%
under this Proposal 1 securities (2)

Total                                         7,403,377                             100%


(1) Assuming the maximum offering is sold and the remaining shares to be sold close at a price of $1.20 per share with a 10% discount.

(2) Based upon a market price of $1.20 per share for the remaining $1,872,000 of Shares to be sold in this offering, resulting in a 10% discount to the market for each investor. This number is subject to change.

Use of Proceeds

The estimated use of proceeds received by the Company from the Offering is presented below, providing separately for the Minimum and Maximum Offering. The following table represents estimates only. The actual amounts may vary from these estimates.

Use of Funds                        Minimum Offering           Maximum Offering
------------                        ----------------           ----------------

Capital Equipment                      $  350,000                $   700,000
Sales, Marketing and                   $   75,000                $   350,000
Promotion
Acquisitions                           $        0                $   565,000
General Corporate Purposes (1)         $  400,000                $ 1,000,000
Offering Expenses (2)                  $   90,000                $   130,000
Commissions (3)                        $   85,000                $   255,000
                                       -------------            -------------
Total                                  $1,000,000                $ 3,000,000

(1) These funds will be used for the Company's general corporate purposes, including, without limitation, general and administrative expenses, salaries and product development.

(2) Represents the Company's estimate of the total accounting and legal fees, including, without limitation, the professional fees of counsel to the Placement Agent, which are anticipated to be no more than $50,000, plus the actual disbursements of counsel to the Placement Agent, printing costs and all expenses incurred in connection with the Offering and the necessary review of the applicable state and federal securities laws, rules and regulations, and the preparation and filing of the necessary federal and state securities filings related to this Offering. Also includes the Placement Agent's non-accountable expense allowance, equal to 1.5% of the aggregate Purchase Price of the Shares sold, which would equal $15,000 if the Minimum Offering is raised and $45,000 if the Maximum Offering is raised.

(3) The Offering is not underwritten. The Offering is being conducted by the Company on a "best efforts, all or none" basis with respect to the Minimum Offering, and on a "best efforts" basis thereafter with respect to the Maximum Offering. In connection with this Offering, the Placement Agent may utilize the services of licensed broker-dealers who are members of the NASD. The Placement Agent and the broker-dealers will use their "best efforts" to sell the Shares offered hereby.

Reasons for the Transaction

     The proceeds from the Private Placement Proposal securities offering are critical to the Company's continued viability. The primary business purposes of the offering are to be used for general corporate purposes and capital equipment. The Company has incurred, and expects to continue to incur, substantial expenses in its operations. The proceeds from Private Placement Proposal are critical in the continued success and operations of the Company. External factors also led the Company to seek additional financing, including the recent volatility in the market for small capitalization stocks.

     The Shareholders are being asked to ratify the issuance of the Common Stock. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Private Placement Proposal.

No Appraisal Rights

     Under Delaware law, Stockholders are not entitled to appraisal rights with respect to the Private Placement Proposal.

Required Vote

     The affirmative vote of the Stockholders having a majority of the voting power of all shares present, in person or by proxy, and entitled to vote at the Meeting, voting as a single class, is required to approve and ratify the Private Placement Proposal.

Unavailability of Accountants

Representatives of Grant Thornton LLP, Independent Certified Public Accountants, are not expected to be present at the Special Meeting.

Incorporation by Reference

     The SEC allows the Company to incorporate information by reference into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by other information that is set forth directly in this document. This proxy statement incorporates by reference sections in the Company's Registration Statement filed with the SEC on September 21, 2000, entitled "Management's Discussion and Analysis" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" from the documents set forth below. In addition, this proxy statement also incorporates by reference sections in the Company's Registration Statement which include the financial statements meeting the requirements of Regulation S-X, including financial information required by Rule 3-05 and
Article 1 of Regulation S-X with respect to transactions other than that pursuant to which action is to be taken as described in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND RATIFICATION OF THE PRIVATE PLACEMENT PROPOSAL.

OTHER INFORMATION

     The Board is not aware of any other matters, except for those incident to the conduct of the Meeting, that are to be presented to Stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                              By Order of the Board of Directors

                                             /s/ JAMES RUPP
                                             ----------------------------------
                                                 James Rupp
                                                 Chief Executive Officer

                         STREAMEDIA COMMUNICATIONS, INC.

                              BALLOT FOR VOTING AT
                         SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 27, 2000

     THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSAL ONE
     BELOW

     1. To ratify the issuance of the Company's Common Stock to new investors which could potentially result in their owning approximately 36.1% of the Company's Common Stock.

              [  ] FOR                            [  ] AGAINST
              ratifying the issuance              ratifying the issuance
              of Common Stock                     of Common Stock

         PLEASE ENTER THE NUMBER OF SHARES YOU OWN:_____________SHARES


                            -------------------------
                            Signature of Stockholder


                            -------------------------
                               Name of Stockholder